Exhibit 10.7

                     GUARANTEE OF FUTURE ADVANCES AGREEMENT
                     --------------------------------------


         GUARANTEE OF FUTURE ADVANCES AGREEMENT (this "Agreement"), dated as of October 21, 1999, by and among INTERNATIONAL FAST FOOD CORPORATION, a company organized under the laws of the State of Florida, United States ("IFFC"), INTERNATIONAL FAST FOOD POLSKA S.P. z.o.o., a Polish limited liability company organized under the laws of Poland ("IFFP"), MITCHELL RUBINSON ("Rubinson"), and BURGER KING CORPORATION, a company organized under the laws of State of Florida, United States ("BKC").

         WHEREAS, IFFC is the owner of all the issued and outstanding shares (the "IFFP Shares") of IFFP;

         WHEREAS, on February 24, 1999, Citibank (Poland) S.A. ("Citibank") agreed to provide credit to IFFP in the aggregate amount of U.S. $5,000,000, pursuant to a credit agreement dated February 24, 1999 (as amended, the "Credit Agreement");

         WHEREAS, as a condition to the disbursement of funds under the Credit Agreement, BKC issued a guarantee in favor of Citibank to secure the repayment by IFFP of amounts borrowed under the Credit Agreement (as amended, the "Guarantee");

         WHEREAS, in consideration of the Guarantee, IFFC granted BKC a perfected security interest in the IFFP Shares to secure BKC's claims which may arise as a result of the payment by BKC of any amounts under the Guarantee;

         WHEREAS, as a condition to the making of the Guarantee, IFFC agreed to reimburse BKC for any payments that it may be required to make to Citibank under the Guarantee, together with related costs, expenses and interest, as more fully said forth in that certain Reimbursement Agreement dated as of February 24, 1999 (as amended, the "Reimbursement Agreement"), by and among IFFC, IFFP and BKC;

         WHEREAS, Citibank has agreed to increase the available credit under the Credit Agreement to an aggregate amount of U.S. $8,000,000, and BKC has agreed to increase the amount of the Guarantee to secure the repayment by IFFP of amounts borrowed under the Credit Agreement;

         WHEREAS, in the event that Citibank is willing to further increase the amount which may be borrowed under the Credit Agreement, BKC has agreed to increase the amount of the Guarantee to a maximum aggregate amount of U.S. $10,000,000, upon the terms, and subject to the conditions, of this Agreement; and

         WHEREAS, concurrently herewith, IFFC, IFFP and BKC have agreed to amend and restate the documents executed in connection with the transactions described above (such documents are collectively referred to herein as the "Transaction Documents") to reflect the increased amount of the Credit Agreement and the Guarantee and to grant BKC additional security for the repayment of IFFC's and IFFP's obligations under the Transaction Documents.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. GUARANTEE OF FUTURE ADVANCES. In the event that Citibank agrees to increase the amount which may be borrowed under the Credit Facility, BKC shall guarantee the repayment to Citibank, upon the terms and subject to the conditions set forth herein.

2. MAXIMUM AMOUNT OF GUARANTEE. The maximum amount that BKC shall guarantee under the Credit Agreement shall not exceed U.S.$10,000,000 (the "Maximum Guarantee").

3. INCREMENTAL INCREASE OF GUARANTEE. Any increase in the Guarantee from U.S. $8,000,000 up to the Maximum Guaranty shall be in incremental amounts of U.S. $500,000 (each such increase is referred to herein as an "Incremental Guarantee Increase"), up to the Maximum Guarantee and subject to Section 4 below.

4. CONDITIONS TO INCREMENTAL GUARANTEE INCREASE. Each Incremental Guarantee Increase is subject the occurrence of each of the following events:

         4.1 SATISFACTION OF PERFORMANCE CRITERIA. IFFP shall have satisfied the performance criteria (the "Performance Criteria") set forth on Schedule 1 hereto prior to each Incremental Guarantee Increase. BKC makes no assurance or representation that the performance criteria specified on Schedule will be met. In addition, IFFP shall conduct its business in the ordinary course and shall take no action other than in the ordinary course which would affect the cash flows, financial condition or results of operations. IFFP shall be required to provide BKC with a statement of cash flows of IFFP on a monthly basis during the 12-month period ending September 30, 2000, and thereafter such statements shall be provided to BKC on a quarterly basis for so long as the Guaranty shall remain in effect. Such statement of cash flows shall be provided to BKC on or before the date which is 20 days from the end of such reporting period. BKC shall have the right from time to time at its expense during normal business hours and upon reasonable notice to conduct an audit of IFFP's books and records to evaluate IFFP's financial performance.

         4.2 APPROVAL OF ADVANCES. IFFP shall indicate in writing to BKC the proposed use of the requested additional advances under the Credit Agreement, and BKC shall have determined, in the exercise of its reasonable business judgement, that such advances are reasonable and necessary to meet IFFP's business requirements.

         4.3 GUARANTEE MUST BE REQUIRED. Citibank shall have indicated in writing to BKC that it is not willing to make future advances under the Credit Agreement unless BKC guarantee the repayment in full of such advances.

         4.4 NO DEVELOPMENT OF NEW BKC RESTAURANTS. IFFP shall have agreed in writing that it will not use the advances relating to the requested Incremental Guarantee Increase to fund the development of new Burger King restaurants.

5. WITHDRAWAL OF GUARANTEE. Notwithstanding anything to the contrary contained herein or in the Transaction Documents, this Agreement shall terminate (i) automatically on October 21, 2002, or (ii) at such time as BKC terminates the Guarantee in accordance with the terms therewith, if earlier or (iii) upon 30 days prior notice in the event that the cumulative net cash flow position as defined as the net movement of total debt of IFFP during the 12-month period ending October 30, 2001 is more than 10% less than the Performance Criteria for such period as specified on Schedule 1. Further, any Incremental Guarantee Increase may be terminated and withdrawn in the event that the cumulative net cash flow position as defined as the net movement of total debt of IFFP are more than 30% less than the Performance Criteria specified on Schedule 1.

6.       REPRESENTATIONS AND WARRANTIES
         ------------------------------

         6.1 REPRESENTATIONS AND WARRANTIES OF IFFC AND IFFP. Each of Rubinson, IFFC and IFFP represents and warrants to BKC that:


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         (a) CORPORATE EXISTENCE AND QUALIFICATION. Each of IFFC and IFFP is a
corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of IFFC and IFFP has all required power and authority to own its properties and to carry on its business as presently conducted.

         (b) AUTHORITY, APPROVAL AND ENFORCEABILITY. This Agreement has been duly executed and delivered by each of IFFC, IFFP and Rubinson, and each of IFFC, IFFP and Rubinson has all requisite power and legal authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform its or his obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of each of IFFC, IFFP and Rubinson, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws or similar laws in affect from time to time affecting creditors' rights generally.

         (c) NO COMPANY DEFAULTS OR CONSENTS. Neither the execution and delivery of this Agreement nor the effectuation of the transactions contemplated hereby will:

               (i) violate or conflict with any of the terms, conditions or provisions of the certificate of incorporation or bylaws (or similar organizational documents) of IFFC or IFFP;

               (ii) violate any legal requirements applicable to IFFC, IFFP or Rubinson;

               (iii) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any contract or permit applicable to IFFC or IFFP;

               (iv) result in the creation of any lien, charge or other encumbrance on any property of IFFC or IFFP (except as expressly contemplated hereby); or

               (v) require IFFC, IFFP or Rubinson to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any governmental authority.

         (d) NO PROCEEDINGS. Except as disclosed in IFFC's filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or for matters which are not, individually or in the aggregate, material to IFFC or Rubinson, no suit, action or other proceeding is pending or, to the knowledge of IFFC or IFFP, threatened, before any governmental authority seeking to restrain such or prohibit its entry into this Agreement, or seeking damages against IFFC, IFFP or Rubinson or their respective properties as a result of the transactions contemplated by this Agreement.

         (e) COMPLIANCE WITH LAWS. Each of IFFC and IFFP has all material franchises, permits, licenses and other rights and privileges necessary to permit it to own its properties and to conduct its businesses as presently conducted. The business and operations of each of IFFC and IFFP have been and are being conducted in accordance in all material respects with all applicable laws, rules and regulations, and each of IFFC and IFFP is not in violation of any judgment, law or regulation.

         (f) DISCLOSURE; DUE DILIGENCE. This Agreement, when taken as a whole with other documents and certificates furnished by each of IFFC, IFFP and Rubinson to BKC or its counsel have been furnished in good faith and, do not contain any untrue statement of material fact or omit any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.


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


         6.2 REPRESENTATIONS AND WARRANTIES BY BKC. BKC represents and warrants to each of IFFC, IFFP and Rubinson that:

         (a) CORPORATE EXISTENCE AND QUALIFICATION. BKC is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. BKC has all required power and authority to own its properties and to carry on its business as presently conducted.

         (b) AUTHORITY, APPROVAL AND ENFORCEABILITY This Agreement has been duly executed and delivered by BKC, and BKC has all requisite power and legal authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of BKC, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws or similar laws in affect from time to time affecting creditors' rights generally.

         (c) DISCLOSURE; DUE DILIGENCE. This Agreement, when taken as a whole with other documents and certificates furnished by BKC to each of IFFC, IFFP and Rubinson or their counsel have been furnished in good faith and, do not contain any untrue statement of material fact or omit any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.


7.       MISCELLANEOUS.
         -------------

         7.1 FURTHER ASSURANCES. Each of the parties hereto agrees with the other parties hereto that it will cooperate with such other parties and will execute and deliver, or cause to be executed and delivered, all such other instruments and documents, and will take such other actions, as such other parties may reasonably request from time to time to effectuate the provisions and purposes of this Agreement.

         7.2 BINDING ON SUCCESSORS, TRANSFEREES AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding upon the parties hereto and their respective successors, transferees and assigns. Notwithstanding the foregoing no party hereto may assign any of its obligations hereunder without the prior written consent of the other parties hereto; provided, that BKC may assign its rights and delegate its duties under this Agreement to one or more of its subsidiaries or affiliates subject to the approval of Citibank, if required.

         7.3 AMENDMENTS; WAIVERS. No amendment to or waiver of any provisions of this Agreement, nor consent to any departure therefrom by any party hereto, shall in any event be effective unless the same shall be in writing and signed by such party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         7.4 NO WAIVER; REMEDIES. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any right. The remedies herein provided are cumulative and not exclusive of any remedy provided by law.

         7.5 EXPENSES. IFFC shall pay or reimburse BKC for all of its legal, accounting and other expenses directly related to the consummation of the transactions contemplated hereby, together with the costs and expenses of enforcing any of its rights hereunder and under the Transaction Documents.


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         7.6 JURISDICTION. Any claim arising out of this Agreement shall be brought in any state or federal court located in Miami-Dade County, Florida, United States. For the purpose of any suit, action or proceeding instituted with respect to any such claim, each of the parties hereto irrevocably submits to the jurisdiction of such courts in Miami-Dade County, Florida, United States. Each of the parties hereto further irrevocably consents to the service of process out of said courts by mailing a copy thereof by registered mail, postage prepaid, to such party and agrees that such service, to the fullest extent permitted by law,
(i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be a valid personal service upon and a personal delivery to it. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in Miami-Dade County, Florida, United States, and any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum. Notwithstanding the foregoing, at the option of BKC, any claims against IFFP hereunder shall be settled by the Arbitration Court at the Polish Chamber of Commerce with its seat in Warsaw in accordance with its rules, and all such proceedings will be conducted in the English language.


         7.7 GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, United States, without regard to any conflict of law, rule or principle that would give effect to the laws of another jurisdiction.

         7.8 NOTICES. All notices, requests and other communications to any party hereunder shall be writing (including facsimile transmission or similar writing) and shall be given to such party, addressed to it, at its address or facsimile number set forth on the signature pages below, or at such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be deemed effective when received at the address or facsimile number specified below.

         7.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, when taken together, shall constitute one and the same Agreement.




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


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                             INTERNATIONAL FAST FOOD CORPORATION



                                             By: /s/ Mitchell Rubinson
                                                 ---------------------
                                                 Name: Mitchell Rubinson
                                                 Title: Chairman and CEO

                                                 c/o Mitchell Rubinson
                                                 1000 Lincoln Road, Suite 200
                                                 Miami Beach, FL 33139, USA


                                             INTERNATIONAL FAST FOOD POLSKA
                                                  S.P. Z.O.O.


                                             By: /s/ Mitchell Rubinson
                                                 ---------------------
                                                 Name: Mitchell Rubinson
                                                 Title: Authorized Signature

                                                 15 Jagiellonska Street
                                                 Warsaw, Poland


                                                 /s/ Mitchell Rubinson
                                                 ---------------------
                                                 Mitchell Rubinson, in his
                                                 individual capacity


                                             BURGER KING CORPORATION


                                             By: /s/ Philip Kinnersly
                                                 Name: Philip Kinnersly
                                                 Title: Vice President

                                                 c/o  Burger King EMA
                                                 Charter Place
                                                 Vine Street
                                                 Uxbridge, England UB81BZ
                                                 Attn:  General Counsel and
                                                 Vice President -
                                                       Financial Affairs
                                                 Fax no: 44 1895 206026

                                                 With a copy to:

                                                 Baker & McKenzie
                                                 1200 Brickell Avenue
                                                 Miami, Florida 33131 U.S.A.
                                                 Fax no: (305) 789-8953


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